PRESS RELEASE	FOR IMMEDIATE RELEASE
November 4, 2026
Five Star Bancorp Appoints Banking Veteran Christopher D. Myers
to its Board of Directors
Seasoned banking executive brings deep market expertise, decades of leadership experience and regional market knowledge to help accelerate the bank’s long-term strategic growth
RANCHO CORDOVA, Calif. - November 4, 2026 – Five Star Bancorp (Nasdaq: FSBC) (“Five Star” or the “Company”), a holding company that operates through its wholly owned banking subsidiary, Five Star Bank, has announced the appointment of Christopher D. Myers to the boards of directors of the Company and Five Star Bank.
The appointment comes as Five Star Bank strengthens its footprint throughout Southern California, building on the recent addition of five experienced banking professionals and the opening of its Calabasas and Newport Beach offices. With decades of leadership experience serving businesses across Ventura, Los Angeles, Orange, Riverside, and San Bernardino counties, Myers will help support Five Star Bank’s strategic expansion and deepen its presence in some of the region’s most dynamic markets.
“I am honored to join the Five Star Board of Directors at such an exciting time in the bank’s evolution. Throughout my career, I have seen firsthand how relationship-driven banking can create lasting value for clients, communities, and shareholders. Five Star Bank has built a strong reputation for exceptional service, sound leadership, and a commitment to local markets. I look forward to working alongside the board and management team to support the bank’s continued growth, particularly as it expands its presence and impact across Southern California.”
Myers served as President and CEO of CVB Financial Corp. (“CVBF”), the holding company for Citizens Business Bank, for nearly 15 years. At the time of his retirement in 2020, CVBF ranked among California’s 10 largest bank holding companies with assets of approximately $11.5 billion. Under Myers’ leadership, Forbes named Citizens Business Bank the “Best Bank in America” in 2016 and the “Best Bank in California” in 2019.

Before joining Citizens Business Bank, Myers served as Chairman and CEO of Mellon First Business Bank. He currently advises three private companies headquartered in Southern California and serves on the board for CoinShares (Nasdaq: CSHR) and the UCLA Anderson School of Management’s Fink Center for Finance and Investments, experience which will be invaluable in expanding Five Star Bank’s market presence.
“Chris brings a proven track record of leadership, deep market expertise and longstanding relationships throughout the business community,” said James Beckwith, President and CEO of Five Star. “As we continue to expand our presence throughout the state of California, Chris’ insight and leadership will be instrumental in accelerating our growth, strengthening our community partnerships, and helping more businesses and entrepreneurs achieve their financial goals. His addition to our team reinforces our commitment to delivering the high-tech, high-touch, relationship-driven banking experience that sets Five Star Bank apart.”
About Five Star Bancorp
Five Star is a bank holding company headquartered in Rancho Cordova, California. Five
Star operates through its wholly owned banking subsidiary, Five Star Bank. The bank has ten branches in California. For more information, visit https://www.fivestarbank.com.

Special Note Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections, and statements of the Company’s beliefs concerning future events, business plans, objectives, expected operating results, and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phrases of similar meaning. The Company cautions that the forward-looking statements are based largely on the Company’s expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company’s control) and are subject to risks and uncertainties, which change over time, and other factors, which could cause actual results to differ materially from those currently anticipated. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company. If one or more of the factors affecting the Company’s forward-looking information and statements proves incorrect, then the Company’s actual results, performance, or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this press release. Therefore, the Company cautions you not to place undue reliance on the Company’s forward-looking information and statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and Quarterly Reports on Form 10-Q for the three months ended March 31, 2026, and June 30, 2026, in each case under the section entitled “Risk Factors,” and other documents filed by the Company with the Securities and Exchange Commission from time to time.
The Company disclaims any duty to revise or update the forward-looking statements, whether written or oral, to reflect actual results or changes in the factors affecting the forward-looking statements, except as specifically required by law.

Investor Contact:
Heather C. Luck, Chief Financial Officer
Five Star Bancorp
(916) 626-5008
hluck@fivestarbank.com
Media Contact:
Shelley R. Wetton, Chief Marketing Officer
Five Star Bancorp
(916) 284-7827
swetton@fivestarbank.com